SETTLEMENT AGREEMENT
                                       AND
                          MUTUAL RELEASE OF ALL CLAIMS


        This Settlement Agreement and Mutual Release of All Claims ("Settlement Agreement"), is entered into on the 3rd day of November, 1997 by and between Westmark Group Holdings, Inc. ("WGHI"), a Delaware corporation ("WGHI"), and Gail E. Harden, Boyd E. Harden, E. Shea Harden (Naporano), Graham Harden II and Holmes Harden, Jr. (hereinafter collectively "Harden') and is made with reference to the following:

                                     RECITALS

        WHEREAS, Harden invested the sum of $165,000 into WGHI on or about October 17, 1995 (the "Investment"); and

        WHEREAS, WGHI and Harden have entered into various promissory notes and written agreements with respect to the repayment of the Investment ("prior agreements"); and

        WHEREAS, various disputes have arisen between the parties with regard to the Investment and prior agreements pertaining to the Investment; and

        WHEREAS, the parties hereto wish to settle and to resolve any and all disputes, debts, damages, accounts, claims and demands whatsoever between them arising out of or pertaining to the aforementioned Investment and prior agreements;

        NOW, THEREFORE, in consideration of the terms and conditions herein contained, WGHI and Harden mutually agree as follows:

        1. CONSIDERATION TO HARDEN. WGHI covenants and agrees to do and perform the following:

        A. Payment of the sum of $165,000. WGHI shall pay to Harden the sum of $9,167 per month commencing November 20, 1997 and continuing on the 20th day of each month thereafter until the entire sum of $165,000 is paid in full. In the event of a capital raise by WGHI in the sum of $3,000,000 or more, prior to the maturity date of the installment payments as set forth above, the entire remaining balance shall be paid in full, within ten (10) business days after said capital raise.

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        B.  WGHI shall issue 12,383 shares of post-reverse common stock of
            WGHI, bearing a restrictive legend. Said shares shall be registered in connection with the current SB-2 Registration Statement on file with the Securities and Exchange Commission, in addition to 40,740 shares of post-reverse common stock previously issued to Harden. Said 53,123 shares shall be issued immediately upon execution of this agreement.

        C. WGHI shall issue to Harden, warrants to purchase 125,000 shares of post-reverse common stock of WGHI at a price of $5 per share of common stock. Said warrants shall expire eighteen (18) months from the date of this Settlement Agreement. Said warrants shall be issued immediately upon execution of this agreement.

        D. Interest shall continue to accrue and be paid by WGHI at the rate of 10% per annum on the remaining balance until paid in full.


        Harden covenants and agrees to accept the aforementioned cash payments, common stock and warrants to purchase common stock of WGHI in full and final settlement and satisfaction of any and all claims, demands, rights, entitlements or causes of action with regard to the aforementioned Investment and all prior agreements as set forth above.

        2. RELEASE OF ALL CLAIMS. Subject to the performance of the terms and conditions contained in this Settlement Agreement by WGHI, Harden hereby forever releases and discharges WGHI, and its officers, directors, shareholders, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns of and from any and all claims, rights, duties, obligations, debts, liabilities, damages, injuries, actions and causes of action of every kind and nature foreseen and unforeseen, contingent and actual, liquidated and unliquidated, suspected and unsuspected, disclosed and undisclosed, whether direct or by way of indemnity, contribution or otherwise, arising out of or relating to the aforementioned investment and all prior agreements, written or oral, between WGHI and Harden. Nothing contained in this Release shall operate to release or discharge WGHI from any claims, rights or causes of action arising out of or relating to a breach of any of the obligations hereinabove set forth.

        3. NATURE OF SETTLEMENT AGREEMENT. The provisions contained in this Settlement Agreement constitute a compromise of disputed issues. This Settlement Agreement shall not, in any way, be construed as an admission by either party of any unlawful, wrongful or invalid act.

        4. AUTHORITY TO EXECUTE. WGHI represents that all necessary corporate action has been taken to authorize the execution, delivery and performance by each party to this Settlement Agreement. This Settlement Agreement is the legal, valid and binding obligation of each party, enforceable against each party in accordance with its terms, subject as to enforcement only as to applicable bankruptcy, insolvency, reorganization, moratorium and other


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


similar laws of general application relating to or affecting the rights of creditors generally and to general equitable principals. This Settlement Agreement does not violate any agreement or contract to which either party is a party thereto.

        5. GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of or filing with any local, state or federal governmental authority is required on the part of WGHI in connection with the execution and performance of this Settlement Agreement.

        6. NO VIOLATION, CONFLICT OR DEFAULT. The execution, delivery and performance by WGHI of this Settlement Agreement and consummation of the transactions contemplated hereby will not result in any violation or default of any provision of WGHI's Certificate of Incorporation or By-Laws, any statute, law, regulation, order or decree applicable to either party or any contract, commitment, agreement, arrangement or restriction of any kind to which WGHI, is a party. WGHI has not entered into nor does WGHI contemplate entering into any agreement that would alter or change the intent of this Settlement Agreement.

        7. FURTHER COOPERATION. Each party hereto agrees to execute, acknowledge, and/or deliver any and all documents reasonably necessary to carry out and perform its obligations hereunder.

        8. ENTIRE SETTLEMENT AGREEMENT. This Settlement Agreement contains the entire Settlement Agreement and understanding between the parties as to the settlement of all claims and supersedes and replaces all prior settlement negotiations and proposed agreements, written and oral. The parties hereto acknowledge that no other party or agent or attorney of any other party has made any promise, representation or warranty whatsoever express or implied not contained in this Settlement Agreement concerning the subject matter hereof to induce either party to enter into this Settlement Agreement, and each party acknowledges that it has not executed this Settlement Agreement in reliance upon any such promise, representation or warranty not contained herein.

        9. SEVERABLITY. Every provision of this Settlement Agreement is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a tribunal of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

        10. NO WAIVER. The waiver, either expressed or implied, by any party hereto of any term or condition of this Settlement Agreement, shall not constitute a relinquishment by said party of its right to enforce the term or condition at any later date unless this Settlement Agreement is amended in writing to so provide for an unconditional waiver.

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



        11. ADVICE OF COUNSEL. Prior to the execution of this Settlement Agreement and any other document to which reference is made herein, each party hereto and thereto has fully understood and carefully read all of the provisions of this Settlement Agreement. That each party has consulted with or alternatively has had opportunity to consult with, legal counsel of its own choice concerning the terms and conditions of this Settlement Agreement and any other document to which reference is made herein, and such other opportunity to participate in the drafting of this Settlement Agreement and such other document, and that each such party to this Settlement Agreement and such other document is voluntarily entering into this Settlement Agreement.

        12. COUNTERPARTS. This Settlement Agreement may be executed in any number of original counterparts. Any such counterpart, when executed shall constitute an original of this Settlement Agreement, and all such counterparts together shall constitute one and the same Settlement Agreement.

        13. NO MODIFICATION. No waiver, modification or amendment of any term, condition or provision of this Settlement Agreement shall be valid or have any force or effect unless made in writing and signed by the parties against whom the waiver, modification or amendment is asserted.

        14. GOVERNING LAW. This Settlement Agreement shall be governed by and interpreted according to the laws of the State of Florida.

        15. INTERPRETATION. None of the parties hereto, nor their respective counsel, shall be deemed the drafter of this Settlement Agreement for purposes of construing the provisions hereof. The language in all parts of this Settlement Agreement shall in all cases be construed according to its fair meaning, not strictly for or against any of the parties hereto.

        16. STOCK SPLITS AND STOCK DIVIDENDS. The number of warrants to be issued and the underlying common shares shall be adjusted in the event of any stock splits or stock dividends.

        17. ATTORNEYS FEES. In the event Harden is required to initiate litigation to enforce any of the provisions of this Settlement Agreement, and as a part of any judgement obtained by Harden, Harden shall be entitled to reasonable attorneys fees, court costs, travel expenses and other fees incurred by Harden in connection with said litigation, in addition to any other relief provided by law.

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



        IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the date first stated above.



WESTMARK GROUP HOLDINGS, INC.


By: /s/ illegible                              /s/ Gail E. Harden
------------------------                       ------------------------------
Its: C.E.O.
                                               /s/ Boyd E. Harden
By: /s/ I. H. Bowen                            ------------------------------
------------------------
   I. H. Bowen                                 /s/ E. Shea Harden
Executive Vice President                       ------------------------------
                                               E. Shea Harden (NAPORANO)

                                               /s/ Graham Harden II
                                               ------------------------------
                                               Graham Harden II

                                               /s/ Holmes Harden, Jr.
                                               ------------------------------
                                               Holmes Harden, Jr.


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